Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF

KENTUCKY BANCSHARES, INC.
(The “Corporation”)

ARTICLE I Offices

1.1. Principal office. The principal office of the Corporation shall be located in Paris, Kentucky. The Corporation may have such other offices, either within or outside the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

1.2. Registered Office. The registered office of the Corporation shall be at Fourth and Main Streets, Paris, Kentucky. The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II Shareholders

2.1. Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work any forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

2.2. Special meetings. Special meetings of the shareholders for any purpose or purposes shall be called by the Chief Executive Officer at the written request of a majority of the members of the Board of Directors, or upon the written demand of the holders of not less than 67% of all the outstanding shares of the Corporation entitled to vote at such meeting.

2.3. Place of Special Meetings. The Board of Directors may designate any place within or outside the Commonwealth of Kentucky as the place for any special meeting of shareholders called by the Board of Directors. If no designation is properly made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the Corporation in the Commonwealth of Kentucky.

2.4. Notice of Annual or Special Meetings. The Corporation shall give notice to shareholders of record of the date, time and place of each annual or special shareholders meeting to be held, and, in case of a special meeting, the purpose or purposes for which the meeting is called, no less than 10 days nor more than 60 days before the date of the meeting. Notice shall be given in written form, delivered personally or by telegraph, teletype, any other form of wire or wireless written communication or by mail or private carrier, by or at the direction of the Chief Executive Officer or the Secretary. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail correctly addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. If notice is given by private carrier, such notice shall be deemed to be delivered upon delivery of such notice to a private carrier, in any envelope required by such private carrier for delivery without charge to the shareholder, correctly addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by telegraph, teletype or any other form of wire or wireless written communication, notice shall be deemed to be delivered upon proper transmission of such written communication to the shareholder’s address as it appears on the stock transfer books of the Corporation or through a wireless communication telephone number for a shareholder’s business or residence address known to the Corporation that the Corporation reasonably believes will result in the receipt of such written communication (or all material information as to its contents) by the shareholder. An affidavit (a) of mailing of notice of a meeting of shareholders, executed by the Secretary, any Assistant Secretary or any transfer agent of the Corporation, (b) of delivery of notice, executed by any private carrier or any independent company engaged in the transmission and delivery of telegraphs, and (c) of proper transmission of notice by teletype or any other form of wire or wireless written communication, executed by any officer of the Corporation, shall be prima facie evidence of the giving of such notice. The notice of every meeting of the shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person(s) or matter(s) as the Board of Directors may determine.

2.5. Advance Notice of Shareholder Business. At any annual meeting of the shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder in compliance with the procedures set forth in this Section 2.5. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation, not less than 60 nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name, age, business address, residence address and principal occupation or employment of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section 2.5. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.6. Closing Transfer Books and Fixing of a Record Date. The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding 70 days, immediately prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or in lieu thereof, may fix in advance a date, not exceeding 70 days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares. The shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a record date has been established as provided herein, such record date shall be effective for any adjournment of the meeting for which such record date was established, unless the meeting is adjourned (other than by court order) to a date more than 120 days after the date fixed for the original meeting, in which case the Board of Directors shall establish a new record date in accordance with these Bylaws. If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting and provides that the original record date continue in effect, the Board of Directors need not establish a new record date.

2.7. Voting Record. The officer or agent having charge of the Corporation’s stock transfer books shall make, at least 5 business days before every meeting of shareholders, a list of the shareholders entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. Such shareholders’ list shall be available for inspection by any shareholder, beginning 5 business days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney may on written demand inspect and copy the list during regular business hours and at the shareholder’s expense, during the period it is available for inspection, subject to the Corporation’s ability to refuse to permit such inspection or copying without a court order. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.

2.8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of the shareholders for all purposes unless a greater or lesser quorum shall be provided by law or the Corporation’s Articles of Incorporation and in such case the representation of the number so required shall constitute a quorum. Once a share is represented for any purpose at the meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws.

2.9. Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

2.10. Organization. The Chairman of the Board, or such other person as may have been designated for the purpose by the Board of Directors, or if no such designation shall have been made, a chairman elected by the shareholders present, shall act as chairman of meetings of shareholders. The Secretary of the Corporation shall act as secretary of meetings of shareholders, but in the absence of the Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.11. Voting. Unless otherwise required by the Kentucky Business Corporation Act, the Corporation’s Articles of Incorporation or these Bylaws, (a) any question brought before any meeting of shareholders shall be decided by the vote of the holders of a majority of the shares represented and entitled to vote on the matter and (b) each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share entitled to vote on the matter held by such shareholder; provided, however, that at each election for directors, each shareholder entitled to vote shall have the right to cast as many votes in the aggregate as he shall be entitled to vote under the Corporation’s Articles of Incorporation, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of votes for one candidate or distribute such votes in whole numbers among two or more candidates. The Board of Directors, in its discretion, or the chairman presiding at a meeting of shareholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.12. Proxies. At all meetings of shareholders, a shareholder may vote by a proxy signed by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy. A proxy may be revoked in writing at any time unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.

2.13. Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by that corporation’s president or by proxy appointed by him or by such other person as the board of directors of such other corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d) Where shares are held jointly by two or more fiduciaries, unless the Secretary of the Corporation is given written notice to the contrary by any of such fiduciaries, the vote of one or more of such fiduciaries shall be presumed to be the vote of all such fiduciaries. Where shares are held jointly by two or more fiduciaries and written notice is given to the Secretary of the Corporation that the vote of one or more of such fiduciaries may not be presumed to be the vote of all such fiduciaries, the vote of the majority of such fiduciaries (or both in the case of two fiduciaries) shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

(e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

(f) Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

(g) The Secretary or any shareholder may demand written proof that the person asserting the right to vote shares pursuant to this Section 2.13 holds the position he claims to hold and has been properly authorized to vote the shares he represents. Such proof, if demanded, shall be presented prior to the voting of such shares by such person.

2.14. Inspectors of Elections. The Board of Directors or the chairman of the meeting may appoint two or more inspectors to tally and certify each vote required to be tallied and certified by them as provided in the resolution of the Board of Directors appointing them or in their appointment by the chairman of the meeting, and to perform such other acts or duties as may be requested by the chairman of the meeting or required by law. On request of the chairman of the meeting or as otherwise required by law, the inspectors shall make and execute a written report to the chairman of the meeting certifying any facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote certified by the inspectors.

2.15. Attendance at Meeting as Waiver. Attendance by a shareholder at a meeting of shareholders (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE III Directors
3.1. General Powers. The business affairs of the Corporation shall be managed by its Board of Directors.

3.2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than five (5) and no more than fifteen (15), and within this range shall be fixed by resolution adopted by a majority of the Board of Directors from time to time. Each director shall hold office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.3. Removal and Resignations. Subject to the rights of the holders of any class or series of Preferred Shares then outstanding, at a meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire Board of Directors may be removed, with cause, by a vote of the holders of not less than 67% of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class or series are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the Chairman of the Board or President of the Corporation.

Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw for organization, the election of officers and the transaction of such other business as may properly come before the meeting within 30 days after each annual election of directors. The Board of Directors may provide by resolution the time and place, either within or outside the Commonwealth of Kentucky for the holding of regular meetings without other notice than such resolution.

3.5. Special Meetings. Special meetings of the Board of Directors may be called by, or at the request of, the Chairman of the Board or by any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation unless some other place shall be specified in the notice of the meeting.

3.6. Notice. Notice of any special meeting shall be given at least 36 hours prior thereto, either in person or by telephone, or in written form delivered personally or by telegraph, teletype, any other form of wire or wireless written communication or by mail or private carrier, to each director at such business address (and business wire or wireless communication telephone number, if any) as he shall register with the Secretary of the Corporation. If mailed, such notice shall be deemed to be delivered at the earliest of the following: (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. If notice is given by a private carrier, such notice shall be deemed to be delivered upon delivery of such notice to a private carrier, in any envelope required by such private carrier for delivery without charge to the director, correctly addressed to the director at his business address. If notice is given by telegraph, teletype or any other form of wire or wireless written communication, notice shall be deemed to be delivered when receipt of such written communication is confirmed (whether by telephone or otherwise) by any person present at the director’s business address to which such written communication has been transmitted. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7. Quorum. A majority of the total number of directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present and the meeting may be held as adjourned without further notice.

3.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the Vice-chairman, if any, or in the absence of the Chairman of the Board and Vice Chairman, if any, the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

3.10. Participation by Telephonic Means. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other at the same time, and participation in a meeting pursuant to this provision shall constitute presence in person at the meeting.

3.11. Increase or Decrease to Number of Directors; Vacancies. Subject to Section 3.2, the Board of Directors may increase or decrease by 30% or less the number of directors last elected by the shareholders of the Corporation. Subject to the rights of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority of the remaining directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.12. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, a fixed sum for attendance at each meeting of the Board of Directors or some combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.13. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

3.14. Nominations of Director Candidates. Only persons who are nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholders’ notice shall set forth (a) as to each director whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV Committees

4.1. Committees. The Board of Directors may, by resolution passed by a majority of the full Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V Officers

5.1. Classes. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President (who shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall expressly designate the Chairman of the Board, if any, as such), a Secretary and a Treasurer. Further, the Board of Directors may elect or appoint a Chairman of the Board, a Vice Chairman, one or more Vice Presidents (whose titles may be modified by words such as “Executive,” “Senior,” “Finance,” “Operations” or words of similar ranking or descriptive import), a Controller, Assistant Secretaries, Assistant Treasurers and such other officers and assistants to offices as it from time to time deems necessary. Any two or more offices may be held by the same person. The Chairman of the Board, if any, the Vice-Chairman, if any, and the President shall be directors of the Corporation.

5.2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting held after the Annual Meeting of Shareholders. If the election of officers is not held at any such meeting, such election shall be held as soon thereafter as is practicable. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor is duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

5.3. Removal and Resignations. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors, subject to Sections 2.10 and 3.8 of these Bylaws. The Chairman of the Board (if expressly designated as Chief Executive Officer) shall have general supervision over the entire business of the Corporation. Except where by law the signature of the President is required, the Chairman of the Board (provided he is the Chief Executive Officer) shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors.

5.6. Vice-Chairman. The Vice Chairman, if any, shall have such duties and powers as from time to time may be assigned by these Bylaws or the Board of Directors.

5.7. President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors expressly designates by resolution the Chairman of the Board to be such, in which event the President shall be the Chief Operating Officer of the Corporation. Subject to the direction of the Board of Directors, and the Chairman of the Board if he shall be the Chief Executive Officer of the Corporation, the President shall have general supervision over the administration and operations of the Corporation. Except as otherwise provided in these Bylaws, he shall perform all the duties and functions and exercise all the powers of the Chairman of the Board in the absence or disability of the Chairman of the Board. The President may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or is required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of President and such other duties as may be assigned to him by the Chairman of the Board (unless he is not the Chief Executive Officer of the Corporation) or the Board of Directors from time to time.

5.8. Vice-Presidents. Any Vice-President shall have such duties and powers as shall be designated from time to time by the Board of Directors.

5.9. Secretary. The Secretary shall (a) record all the proceedings of the shareholders’ meetings and of the Board of Directors’ meetings and (unless otherwise directed) all committees thereof in one or more books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the corporation; (d) cause the lists, books, reports, statements, certificates and other documents and records required by law to be properly kept and filed; (e) sign with the President or Vice-President certificates for shares of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); (f) have charge of the stock and transfer books of the corporation (which may, however, be kept by any transfer agent or agents of the corporation); and, (g) in general, perform all duties incident to the office of Secretary, and have such other duties and powers as may be designated from time to time by the Chairman of the Board (provided he is the Chief Executive Officer), the President or the Board of Directors.

5.10. Treasurer. The Treasurer shall supervise and conduct the routine financial business of the Corporation and shall have care and custody of its funds, securities and property subject to the supervision of the President. The Treasurer shall keep permanent records of the funds and property of the Corporation and shall have authority to receive all monies and to pay out and disburse such monies under the direction and control of the Board of Directors. The Treasurer shall deposit daily to the credit of the Corporation all monies not required for the convenience of the Corporation’s business, in such banks, trust companies or other depositories as the Board of Directors may from time to time direct. The Treasurer shall in general perform all the duties incident to the office of Treasurer, and have such other duties and powers as may be designated from time to time by the Chairman of the Board (provided he is the Chief Executive Officer), the President or the Board of Directors.

5.11. Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Corporation and shall be in charge of its books of account, accounting records and accounting procedures. He shall have such other duties and powers as may be designated from time to time by the Chairman of the Board (provided he is the Chief Executive Officer), the President or the Board of Directors.

5.12. Other officers; Assistant officers. If the Board of Directors elects or appoints (i) other officers or (ii) assistants to any other officers, such officers and assistant officers shall exercise such powers and perform such duties as pertain to their respective offices, or as may be conferred upon, or assigned to, them by the Chairman of the Board (provided he is the Chief Executive Officer), the President, the Board of Directors and, in the case of assistant officers, the respective officer to whom they are assistants.

5.13. Compensation. The compensation of the Chairman of the Board and the Vice-Chairman of the Board, if any, and the President of the Corporation shall be fixed from time to time by the Board of Directors. The compensation of the other officers of the Corporation may be fixed by the President, although such compensation shall be reviewed at least annually by the Board of Directors and may be altered by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Clerks, Agents and Employees

The Board of Directors may appoint, from time to time, such clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Corporation, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the President, or any other officer of the Corporation authorized by him, may appoint and dismiss all or any of such clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

ARTICLE VII

Contracts, Loans,
Checks and Deposits

7.1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

7.2. Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all of the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

7.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors. Such designations may be general or confined to specific instances.

7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may authorize. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money that are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board of Directors.

ARTICLE VIII

Certificates for

Shares and Their Transfer

8.1. Certificates for Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Kentucky Business Corporation Act. Every shareholder shall be entitled to have a certificate certifying the number and type of shares of the Corporation owned by him, signed by, or in the name of the Corporation by the Chairman of the Board, or Vice-Chairman, President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation (except that when any such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee the signature of any such officers may be facsimiles). Such certificates shall be in such form as may be determined by the Board of Directors and by the laws of the Commonwealth of Kentucky. If the Corporation shall be authorized to issue more than one class of shares or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of shares, provided that, except in the case of restrictions on transfer of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of shares, a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of any necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by statute, by the Articles of Incorporation or a Bylaw of the Corporation or by any contract or agreement to which the Corporation is a party.

8.3. Lost, Stolen or Destroyed Certificates. A new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When issuing a new certificate or certificates, the Corporation, acting through its officers or agents, including any transfer agent or registrar, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

8.4. Regulations. The Board of Directors shall have the power and authority to take such action and make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation, including, without limitation, the appointment of a transfer agent and registrar for the Corporation.

ARTICLE IX

Emergency Bylaws

The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Kentucky Business Corporation Act, any emergency bylaws permitted by the Kentucky Business Corporation Act which shall be operative only during such emergency.

ARTICLE X

Indemnification of Directors and Officers

10.1. General. The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, as it presently exists or may hereafter be amended, indemnify each director and officer of the Corporation against expenses (including attorneys’ fees), judgments, taxes, fines, and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

10.2. Non-Exclusive Right. The indemnification provided for by Section 10.1 shall not be deemed exclusive of any other rights to which directors or officers of the Corporation may be entitled under any statute, provision in the Corporation’s Articles of Incorporation, agreement or action of the Board of Directors or shareholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

10.3. Insurance. Without in any way limiting the Corporation’s power to purchase and maintain insurance for any other purpose or on behalf of any other person, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of Section 10.1 of these Bylaws or the Kentucky Business Corporation Act.

ARTICLE XI

Miscellaneous

11.1. Amendments. The Board of Directors shall have the power and authority to alter, amend or repeal these Bylaws, and to make new Bylaws, by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change or repeal such Bylaws. Sections 2.5, 3.14 and this 11.1 of these Bylaws shall not be altered, amended or repealed by the shareholders of the Corporation unless the holders of at least 80% of the outstanding voting shares of the Corporation shall have approved such alteration, amendment or repeal.

11.2. Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

11.3. Seal. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word “SEAL”.

11.4. Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation, or the Kentucky Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

11.5. Voting of Shares Held by Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation may from time to time appoint an attorney or attorneys, or any agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have, as the holder of shares or other securities in any other corporation, to vote or to consent in respect of such shares or other securities; and the Chief Executive Officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chief Executive Officer may execute or cause to be executed in the name and on behalf of the Corporation and under its Corporate seal or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

11.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

11.7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger and the list of the shareholders entitled to vote at every meeting of shareholders or the books of the Corporation, to vote in person or by proxy at any meeting of shareholders, to receive notice of any meeting of shareholders and to receive distributions on shares of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Kentucky.

11.8. Construction. Unless the context specifically requires otherwise, any reference in these Bylaws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.

Certificate of Secretary

I, Gregory J. Dawson, hereby certify that I am the duly appointed Secretary of Kentucky Bancshares, Inc. and that the foregoing Amended and Restated Bylaws are a true and correct copy of the Kentucky Bancshares, Inc. Amended and Restated Bylaws, as of November 20, 2007.

/s/  Gregory J. Dawson______

Gregory J. Dawson, Secretary

Dated: November 20, 2007